Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 31, 2021 relating to the financial statements of Fresh Grapes, LLC, appearing in the Registration Statement No. 333-261037 on Form S-1.

/s/ Wipfli LLP

Minneapolis, Minnesota

February 22, 2022